SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of report: May 29, 2007
(Date of earliest event reported)

INCENTRA SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-16031 (Commission File No.)	86-0793960 (I.R.S. Employer Identification No.)

     1140 Pearl Street
Boulder, Colorado 80302
(Address of principal executive offices; zip code)

(303) 449-8279
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain
Officers.

      Effective May 29, 2007, we entered into an “at-will” employment agreement (the “Agreement”) with Matthew Richman, our Senior Vice President, Chief Corporate Development Officer and Treasurer. The Agreement provides that Mr. Richman will receive an annual base salary of $230,000, which salary is subject to increase at the discretion of the compensation committee of our Board of Directors. During his first year of employment with us, Mr. Richman will be eligible for a bonus of up to $75,000 based upon his achievement of certain performance objectives. Thereafter, he will be entitled to participate in any additional incentive programs as may be established by the compensation committee. Mr. Richman will also be eligible to participate in our equity incentive plan pursuant to which he will be entitled to receive stock option and other equity-based awards when and as determined by the compensation committee.

     The Agreement provides that we may terminate Mr. Richman’s employment at any time upon written notice to Mr. Richman and he may terminate his employment upon thirty (30) days’ prior written notice to us. If Mr. Richman is terminated without cause (as defined in the Agreement), he will be entitled to receive his full salary and group health plan benefits for twelve months following the date of termination. Mr. Richman will also be entitled to receive his bonus at the rate then in effect prorated based upon the time from January 1 of the year in which termination occurs until the date of termination. Any prorated bonus will also be subject to final approval of the Board of Directors. Mr. Richman is not entitled to receive any compensation or benefits if he terminates the Agreement for any reason or if we terminate the Agreement for cause. The terms of the Agreement prohibit Mr. Richman, during the term of his employment with us and for one year thereafter, from engaging, assisting or investing in a business that is competitive with our business. The terms of the Agreement also prohibit Mr. Richman, during the term of his employment with us and for two years thereafter, from soliciting or employing any of our employees or soliciting or encouraging any of our customers or suppliers to adversely modify their relationship with us.

     The foregoing summary description of the employment agreement with Mr. Richman is qualified in its entirety by the Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1	Employment Agreement, dated as of May 29, 2007, between Incentra Solutions, Inc. and Matthew Richman.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INCENTRA SOLUTIONS, INC.

Date: May 31, 2007	By:	/s/Thomas P. Sweeney III
Thomas P. Sweeney III
Chief Executive Officer

EXHBIT INDEX

Number	Documents

10.1	Employment Agreement, dated as of May 29, 2007, between Incentra Solutions, Inc. and Matthew Richman.